UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.                                                                                     )

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COGDELL SPENCER INC.
(Name of Registrant as Specified In Its Charter)

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COGDELL SPENCER INC.
4401 Barclay Downs Drive, Suite 300
Charlotte, NC 28209-4670

March 25, 2010

Dear Stockholder:

We cordially invite you to attend the 2010 Annual Meeting of Stockholders of Cogdell Spencer Inc. The meeting will be held on Tuesday, May 4, 2010, at 9:00 a.m., local time, at the Company headquarters located at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670. The matters expected to be acted upon at the meeting are described in detail in the accompanying Proxy Statement. We encourage you to read these materials carefully and to take part in the affairs of our Company by voting on matters described in the Proxy Statement.

I am pleased to inform you that we are taking advantage of the Securities and Exchange Commission’s rules that allow us to furnish our Proxy Statement and related proxy materials to our stockholders over the Internet. We believe furnishing these materials over the Internet will expedite stockholders’ receipt of proxy materials, lower our costs of delivery and reduce the environmental impact of our Annual Meeting.  The “About the Meeting” section of the Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report to Stockholders.

Your vote is very important. Whether or not you plan to attend the meeting, please submit your proxy as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely, FRANK C. SPENCER President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Cogdell Spencer Inc., a Maryland corporation, will be held at Company headquarters located at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670 on Tuesday, May 4, 2010 at 9:00 a.m., local time, for the following purposes as further described in the accompanying Proxy Statement:

1.
To elect nine members to the board of directors, each to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies. The nominees to the board of directors are the following: James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent, Randolph D. Smoak, Jr. M.D., David J. Lubar and Scott A. Ransom;

2.	To consider and vote upon the 2010 Long Term Incentive Compensation Plan;

3.	To consider and vote upon ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

Our board of directors has fixed the close of business on Monday, March 8, 2010, as the Record Date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. Only holders of record of our common stock at the close of business on that day will be entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors CHARLES M. HANDY Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING YOUR PROXY CARD AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.  IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES OF COMMON STOCK VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

COGDELL SPENCER INC.
4401 Barclay Downs Drive, Suite 300
Charlotte, NC 28209-4670

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2010

GENERAL INFORMATION

We are sending this proxy statement and, if you requested a printed version of these materials, the accompanying proxy card in connection with the solicitation of proxies by the board of directors (the “Board”) of Cogdell Spencer Inc. (the “Company,” “we,” “us” or “our”), a Maryland corporation, for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournments or postponements thereof, to be held at the Company’s  headquarters located at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670 on Tuesday, May 4, 2010 at 9:00 a.m., local time. The purposes of the Annual Meeting are:

1.
To elect nine members to the Board, each to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies, the nominees to the Board being James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent, Randolph D. Smoak, Jr. M.D., David J. Lubar and Scott A. Ransom;

2.	To consider and vote upon the 2010 Long Term Incentive Compensation Plan;

3.	To consider and vote upon ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy statement, the notice of annual meeting of stockholders and the related proxy card are first being made available to stockholders on or about March 25, 2010.  This proxy statement is accompanied by a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2009.

ABOUT THE MEETING

Record Date

The Board has fixed the close of business on Monday, March 8, 2010 as the Record Date (the “Record Date”) for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each share of our common stock, $0.01 par value per share (“Common Stock”), is entitled to one vote for each matter to be voted upon. As of the Record Date, there were 42,782,497 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Quorum; Voting

The presence, in person or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining whether a quorum is present.  A broker non-vote occurs when a nominee (i.e., a broker or other financial institution) holding shares for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.  If a quorum is not present or represented at the Annual Meeting, the Chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting to a date not more than 120 days after the original Record Date without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

Each stockholder is entitled to one vote for each share of Common Stock registered in the stockholder’s name on the Record Date. A plurality of all of the votes cast at the Annual Meeting at which a quorum is present shall be sufficient to elect a director. A majority of the votes cast at the Annual Meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm and for the approval of the 2010 Long Term Incentive Compensation Plan.  If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors and the approval of the 2010 Long Term Incentive Compensation Plan.  If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or the approval of the 2010 Long Term Incentive Compensation Plan, no votes will be cast on your behalf for such proposals.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. On July 1, 2009, the Securities and Exchange Commission ("SEC") approved an amendment to New York Stock Exchange (the “NYSE”) Rule 452 to eliminate the so-called “broker discretionary vote” in uncontested director elections. As a result, your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

With respect to the proposals to elect directors (Proposal 1) and to consider and vote upon the ratification of our independent registered accounting firm (Proposal 3), abstentions and “broker non-votes” will not be counted as votes cast and will have no effect on the result of the vote.  With respect to the proposal to approve the 2010 Long Term Incentive Compensation Plan (Proposal 2), abstentions are considered "votes cast" under NYSE rules and thus will have the same effect as a vote "against" the proposal.

Shares Held in Street Name

Under NYSE rules, if your shares are held in “street name,” you will receive instructions from your nominee, which you must follow in order to have your shares of Common Stock voted.

Revocation of Proxies

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	giving written notice to our Secretary at our address,

•	expressly revoking the proxy, by signing and forwarding to us a proxy dated later or by voting again on the Internet, or

•	by attending the Annual Meeting and personally voting the Common Stock owned of record by you as of the Record Date.

Solicitation

This solicitation is being made on behalf of the Board.  We will bear the entire cost of soliciting proxies for the Annual Meeting. In addition, further solicitation of proxies may be made by mail, by certain of our directors, executive officers and employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. Continental Stock Transfer & Trust Company, our transfer agent and registrar, will assist in the distribution of proxy materials and tabulation of votes. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE.

Delivery of Materials

In accordance with new rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we have elected to furnish proxy materials, including this proxy statement and our 2009 Annual Report to Stockholders, by providing access to these documents on the Internet.  Accordingly on March 25, 2010, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our holders of record and beneficial owners.  The Notice provided instructions for accessing our proxy materials on the Internet and instructions on how to receive printed copies of the proxy materials without charge by mail or electronically by email.  Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you. We believe the delivery options we have chosen this year allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.  If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Householding

The rules of the SEC permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to those stockholders.

A number of intermediaries with account holders who are our stockholders may be "householding" our proxy materials.  A single Notice or copy of the proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders.  Once a stockholder has received notice from its intermediary that they will be "householding" communications to such stockholder's address, "householding" will continue until such stockholder revokes consent to "householding" or is notified otherwise.  If, at any time, a stockholder no longer wishes to participate in "householding" such stockholder should so notify their intermediary.   Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request "householding" of their communications should contact their respective intermediaries.  Instructions for contacting your intermediary are contained in the Notice.

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with the provisions of our charter and Bylaws, each member of the Board is elected at the Annual Meeting. Each member of the Board elected will serve for a term expiring at the 2011 annual meeting of stockholders and until his successor has been elected and qualifies, or until his earlier resignation or removal. James W. Cogdell, Frank C. Spencer, John R. Georgius, Richard B. Jennings, Christopher E. Lee, Richard C. Neugent, Randolph D. Smoak, Jr. M.D., David J. Lubar and Scott A. Ransom are the Board’s nominees for election.

Proxies that are properly executed and returned will be voted at the Annual Meeting, and any adjournments or postponements thereof, in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted “FOR” the election of the nine persons specified as nominees for directors, each of whom will serve until the 2011 annual meeting of stockholders. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the Board may nominate, unless the Board reduces the size of the membership of the Board prior to the Annual Meeting to eliminate the position of any such nominee.

In connection with the merger with Marshall Erdman & Associates, Inc. (“Erdman”) in March 2008, one of the former Erdman shareholders, Lubar Capital LLC (“Lubar”), received the right to nominate one individual for election to the Board.  Accordingly, the Board increased the size of the membership of the board of directors and elected Mr. Lubar as a director on March 10, 2008.  Lubar will continue to retain its right to nominate one individual for so long as Lubar and its affiliates continue to maintain at least 75% of their aggregate initial ownership measured in number of equity securities of the Company and its affiliates.

The Board has affirmatively determined that Messrs. Georgius, Lee, Lubar, Jennings, Neugent and Dr. Smoak are independent within the standards prescribed by the NYSE.  The Board has also affirmatively determined that no material relationships exist between us and any of the independent directors that would interfere with their judgment in carrying out their responsibilities as a director.

In making its determination that each of our directors (other than Messrs. Cogdell, Spencer and Ransom) is independent, the Board considered Mr. Lubar’s positions as (A) a member of the board of directors and indirect equity owner of two limited liability companies (the “Lubar Entities”) each managed by its own board of directors that had contracted with Erdman prior to the Company acquiring Erdman, (B) a member of the board of trustees of Northwestern Mutual Life Insurance Company (“Northwestern”), the parent company of the Company’s partner in its real property acquisition joint venture, and (C) a member of the board of directors of Marshall & Ilsley Corporation (“M&I”), the parent company of one of the lenders under the Company’s revolving credit facility and term loan.

The Board affirmatively determined that, with respect to the Lubar Entities, because (1) of the nature of Mr. Lubar’s relationship with these entities (he is an indirect owner but not involved in their management, as he resigned from all management positions with the Lubar Entities on November 17, 2008), (2) the contracts between Erdman and the Lubar Entities were executed prior to the Company’s acquisition of Erdman and the date Mr. Lubar joined our Board and (3) the contract with one of these entities was substantially completed in mid-September 2008 and the other contract was substantially completed in mid-February 2009, these relationships do not compromise Mr. Lubar’s independence.

The Board further determined that Mr. Lubar’s position as one member of the 21-person board of trustees of Northwestern does not impair Mr. Lubar’s independence because the capital commitment of the Company’s joint venture partner to the property acquisition joint venture is not material to Northwestern.

In addition, the Board determined that Mr. Lubar’s position on the Board of M&I similarly does not affect his independence because (x) M&I’s participation in the Company’s revolving credit facility and term loan is not material to M&I and (y) Mr. Lubar was not yet on our Board at the time the Company or Erdman entered into these loans.

Nominees for Directors

The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title
James W. Cogdell	68	Chairman
Frank C. Spencer	49	Chief Executive Officer, President and Director
John R. Georgius(1)(2)	65	Director
Richard B. Jennings(1)(2)	66	Director
Christopher E. Lee(2)(3)	61	Director
David J. Lubar(1)(3)	55	Director
Richard C. Neugent(1)(3)	66	Director
Scott A. Ransom	47	Director, President and Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership
Randolph D. Smoak, Jr. M.D.(2)(3)	76	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

        The Board believes that each of the nominees has the key qualifications, skills and characteristics that are required of Board members and will contribute to an effective Board.  A description of our process for identifying and evaluating nominees, as well as our criteria for board membership, is set forth under the heading “Identification of Board Candidates and Criteria for Board Membership.”

         In addition to the above, the Board also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors.

Following are biographical summaries for our nominees for election as directors:

James W. Cogdell, Chairman of the Board.   Mr. Cogdell is a pioneer of multi-specialty medical office developments with physician and hospital partnerships.  From its inception in 1972 until 2005, Mr. Cogdell served as the Chairman and Chief Executive Officer of Cogdell Spencer Advisors, Inc., and has served as Chairman of our Board since our initial public offering in 2005.  He is an innovator noted for developing ownership strategies for over 750 physician partners over the course of his career.  During his career, Mr. Cogdell has developed more than 70 healthcare real estate properties valued at more than $400 million.  Prior to founding the Company, Mr. Cogdell was a mortgage banker and asset manager with Cameron-Brown Company, First Atlantic Corporation, American Industries and Ackerman and Company.  The Charlotte Chamber of Commerce named Mr. Cogdell “Entrepreneur of the Year” in the large companies category in 2002, recognizing both his business and community achievements.  Mr. Cogdell has also been recognized with the Outstanding Layman Award for 2004 by the North Carolina Division of Soil and Water Conservation.  Historically, Mr. Cogdell has devoted his time to causes ranging from the Citizens Capital Budget Advisory Committee for Mecklenburg County to various conservation groups and the United States Eventing Association.  Mr. Cogdell studied business at Atlantic Christian College and Campbell University.

Frank C. Spencer, Chief Executive Officer, President and Director.  Mr. Spencer has served as our Chief Executive Officer, President and a Director since our initial public offering in 2005 and has been an integral part of the Company since joining us in 1996 as Chief Operating Officer of Cogdell Spencer Advisors, Inc.  He was named President in 1998, a position he retains today.  He has led the development and acquisition of over $500 million in medical real estate assts.  Mr. Spencer has developed numerous financing structures for both non-profit and public hospitals and has published articles on real estate finance in publications such as Urban Land Magazine and Institutional Real Estate Letter on Real Estate Finance. Mr. Spencer has been an instructor at the Healthcare Financial Management Association’s state, regional and national meetings, a member of the University of North Carolina at Charlotte Real Estate Program Board of Advisors, an instructor at Montreat College and is a full member of the Urban Land Institute.  Prior to joining us, Mr. Spencer was Executive Director of The Children’s Services Network, a non-profit organization, and began his real estate career with the Crosland Group rising to the position of Corporate Vice President responsible for portfolio management, marketing and advisory services. Mr. Spencer received an MBA from Harvard Business School where he was named a Baker Scholar and received a bachelor’s degree with honors from the University of North Carolina where he was a Morehead Scholar.  Mr. Spencer’s career distinctions are numerous, with the most recent being named the 2009 Ernst & Young Carolinas’ Entrepreneur of the Year for Real Estate and Construction.  Mr. Spencer gives freely of his time within the community with groups such as the Charlotte Chamber of Commerce and Habitat for Humanity.  He is currently the Chairman of the nonprofit Mountain Retreat Association in Montreat, North Carolina.

John R. Georgius, Director.  Mr. Georgius has been a member of our Board since our initial public offering in 2005 and is also the Chairman of our Audit Committee.  During his 37 year banking career, Mr. Georgius’ executive positions included President and Chief Operating Officer at First Union Corporation, Vice Chairman and President of First Union National Bank and Senior Vice President and head of the trust division at First Union National Bank.  Mr. Georgius was involved in over 140 acquisitions and brings first-hand knowledge of the banking industry to our Board.  Mr. Georgius previously served as a director of First Union Corporation, First Union National Bank, VISA USA, and VISA International, and is an "audit committee financial expert," as defined by the SEC.  Prior to his career in banking, Mr. Georgius received a B.B.A from Georgia State University and graduated from the American Bankers Association National Graduate Trust School at Northwestern University.  Mr. Georgius currently sits on the Board and Audit Committee of a private company based in Hickory, North Carolina.

Richard B. Jennings, Director.  Mr. Jennings has served as a Director since 2005.  Mr. Jennings’ experience in real estate, investment banking and business transitions led to a consulting arrangement during which he advised the Company throughout our initial public offering on the structure and terms of our formation transactions.  Since 1993, Mr. Jennings has advised 19 management teams on their REIT IPOs.  He is currently the President of Realty Capital International LLC, a position he has held since 1991.  He is the former President of Jennings Securities LLC, a position he held from 1995-2006.  Prior to serving these roles, Mr. Jennings served as Managing Director of Real Estate Finance at Drexel Burnham Lambert Incorporated, he oversaw the REIT investment banking business at Goldman, Sachs & Co. and during his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group.  Mr. Jennings currently serves on the board of directors of two additional public companies, Alexandria Real Estate Equities Inc. and National Retail Properties, Inc.  At Alexandria Real Estate Equities Inc., he serves as Lead Director, Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and the Audit Committee.  At National Retail Properties, Inc. Mr. Jennings is a Director, Chairman of the Audit Committee and a member of their Nominating and Corporate Governance Committee.  Mr. Jennings graduated Magna Cum Laude from Yale University and received his MBA from Harvard Business School.

Christopher E. Lee, Director.  Mr. Lee has served as Director since our inception in 2005, and is also the Chairman of our Compensation Committee.  Mr. Lee is President and Chief Executive Officer of CEL & Associates, Inc., one of the nation’s leading real estate advisory firms, and has served in such capacities since 2004. For over 30 years he has provided a variety of strategic, compensation, organizational and performance improvement and benchmarking services to hundreds of real estate firms nationwide. Mr. Lee is also a frequent speaker at national real estate conferences, a regular contributor to various real estate publications and is the editor of the national real estate newsletter, Strategic Advantage.  Prior to his consulting career, Mr. Lee worked for the Marriott and Boise Cascade corporations.  Mr. Lee received a B.S. from San Diego State University, an M.S. degree from San Jose State University, and a Ph.D. in organizational development from Alliant International University.

David J. Lubar, Director.  Mr. Lubar joined us as a member of the Board in 2008.  Mr. Lubar became a Partner in 1983 and was named President in 1992 of Lubar & Co., a private investment firm founded in 1977, whose investment activities include acquisitions of middle market operating companies as well as growth financings for emerging businesses. Over the past 30 years, Lubar & Co. has successfully invested in and built growing companies at various stages of development in a wide range of industries including financial services, food production and processing, industrial products manufacturing, transportation and logistics, design-build construction services, energy services, contract drilling, gas transmission, drilling products and services and real estate development.  Mr. Lubar currently serves as a director and member of the Risk Management Committee at Marshall & Ilsley Corporation and as director and member of both the Finance and Agency and Marketing Committees of Northwestern Mutual Life Insurance Company.  In addition, he serves on the board of directors of many private companies, including the Milwaukee Brewers baseball team and serves his community by sitting on 10 local non-profit boards. Mr. Lubar received a Bachelor of Arts degree from Bowdoin College and an MBA from the University of Minnesota.

Richard C. Neugent, Director.  Mr. Neugent has served as Director since 2005 and is the Chairman of our Nominating and Corporate Governance Committee.  He is also the President of RCN Healthcare Consulting, a firm he formed in 2003 that specializes in strategic and operational improvements for hospitals, health systems and academic medical centers.  Mr. Neugent has over 40 years experience in the healthcare industry, substantially as President and Chief Executive Officer of Bon Secours-St. Francis Health System.  Mr. Neugent’s career also includes serving as Chief Operating Officer of Rapides Regional Medical Center and as Captain in the Medical Service Corps of the U.S. Air Force where he oversaw the construction of hospitals and dispensaries.  Mr. Neugent has served on the advisory boards of Clemson University, The University Center in Greenville and First Union National Bank. In addition, he has served on the board of directors of the United Way and the Greenville Chamber of Commerce. Through the course of his career Mr. Neugent earned numerous distinctions including Greenville Magazine’s Nelson Mullins Business Person of the Year and the Order of the Palmetto, the state of South Carolina’s highest civilian award.  Mr. Neugent received a B.S. from Alabama College and received an M.S. from The University of Alabama in hospital administration.

Scott A. Ransom, Director.  Mr. Ransom joined us as a member of the Board in 2008.  Mr. Ransom was President and Chief Executive Officer of Erdman at the time of its acquisition by the Company, and continues to serve as President and Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of the operating partnership.  Mr. Ransom was recruited to Erdman in 1994 as Director of Finance and later became its Chief Executive Officer and President in 2001.  His prior experience includes 9 years with PricewaterhouseCoopers providing financial consulting services to large privately and publicly held companies.  Mr. Ransom brings transitional experience to our Board, having led Erdman from a family owned business to a management and investor-owned business.  Mr. Ransom also has extensive experience in LEED certified facilities, having spearheaded the construction of the new Madison office which is LEED Gold certified.  In addition, Mr. Ransom sits on the board or directors of a privately held Milwaukee, WI based design/build company and serves on the advisory board for the James Graaskamp School of Real Estate at the University of Wisconsin.  He was past Vice Chair of the United Way Campaign of Dane County and past Co-Chair of the American Heart Association annual fundraiser.  Mr. Ransom graduated Summa Cum Laude with a Bachelor of Business in Accounting from the University of Wisconsin-Oshkosh and in 2006 was awarded the University of OshKosh Distinguished Alumni Award, the University’s highest honor for profession and community contributions.

Randolph D. Smoak, Jr. M.D., Director.  Dr. Smoak has been a member of our Board since 2005; however he’s been part of our company since 1982 as one of our physician limited partners.  Since that time, Dr. Smoak’s career has involved a variety of different roles, from medical office building physician owner, to a clinical professor of surgery, and to his most recent role as Consultant to the Quality Department at Regional Medical Center of Orangeburg and Calhoun Counties beginning in 2010.  Dr. Smoak is a former President of the American Medical Association, has chaired the Compensation and Finance Committees of the American Medical Association, chaired the World Medical Association’s Board of Trustees, served as President and Chairman of South Carolina Medical Association as well as president of the South Carolina Division of the American Cancer Society, is a founding member of the South Carolina Oncology Society and completed two terms as Governor from South Carolina to the American College of Surgeons. Dr. Smoak has also served on various community nonprofit boards including the Hollings Cancer Center Advisory Board, the Tobacco Free Kids Board, the Orangeburg Calhoun Technical College Foundation Board, the MUSC Foundation Board and the Greenville Family Partnership Board.  Dr. Smoak received a B.S. from the University of South Carolina, an M.D. from the Medical University of South Carolina, a Doctor of Science, with Honors, from the Medical University of South Carolina and a Doctor of Human Letters, with Honors, from the University of South Carolina.

Recommendation Regarding the Election of Directors

The Board recommends that you vote “FOR” the election of the nine named nominees.

PROPOSAL 2 — APPROVAL OF THE 2010 LONG TERM INCENTIVE COMPENSATION PLAN

We are proposing that our stockholders approve the adoption of the Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan (the "2010 Plan"). The Board, upon the recommendation of the Compensation Committee, adopted the 2010 Plan on February 24, 2010, subject to stockholder approval, and recommends that stockholders approve such adoption. The 2010 Plan will become effective February 24, 2010, provided its adoption is approved by a majority of the votes cast, provided there is quorum.

Description of the 2010 Long Term Incentive Compensation Plan

The purpose of the 2010 Plan is to advance our interests and the interests of our stockholders by attracting employees, directors and consultants to the Company and its subsidiaries and incentivizing employees, directors and consultants to remain with the Company and its subsidiaries and encouraging them to increase their efforts to make the Company’s business more successful whether directly or through its subsidiaries or other affiliates. The 2010 Plan permits the award of equity-based incentives to employees, directors and consultants of the Company and its subsidiaries in the form of options, restricted stock, phantom shares, dividend equivalent rights and other forms of equity-based compensation (including long term incentive plan units ("LTIP units") and other interests in the operating partnership).  The terms and conditions of the 2010 Plan are substantially the same to the terms and conditions of the 2005 long term compensation plan.  Currently, the number of shares available for grant under the 2005 long term incentive compensation plan may be insufficient to award grants for, among other things, the completion of existing and future development projects.

The description below is a summary and not intended to be a complete description of the 2010 Plan.  Stockholders are urged to read the actual text of the 2010 Plan in its entirety, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference.

Administration

The plan will be administered by our Compensation Committee or, if no committee exists, the board of directors. References below to the Compensation Committee include a reference to the board of directors or another committee appointed by the board of directors for those periods in which the board of directors or such other committee appointed by the board of directors is acting.

Subject to the terms of the 2010 Plan, the Compensation Committee is authorized to administer and interpret the 2010 Plan, authorize the granting of awards, determine the eligibility of employees, directors, officers, advisors, consultants and other personnel of the company, its subsidiaries, its affiliates and other persons expected to provide significant services to the company or its subsidiaries to receive an award, determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2010 Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2010 Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all determinations that it deems necessary or appropriate in connection with the 2010 Plan or the administration or interpretation thereof. In connection with this authority, the committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. During any period of time in which we do not have a Compensation Committee, the 2010 Plan will be administered by our board of directors.

Eligibility and Types of Awards

Awards under the 2010 Plan may be made to key employees, directors, officers, advisors, consultants and other personnel of the Company, its subsidiaries, its affiliates and other persons expected to provide significant services to the company or its subsidiaries. Subject to the terms of the 2010 Plan, the Compensation Committee may grant the following types of awards:  stock options, stock appreciation rights, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards (including LTIP units and other interests in the operating partnership).  Eligibility for awards under the 2010 Plan is determined by our Compensation Committee.

Available Shares

The 2010 Plan provides that no more than 1,512,000 shares of our common stock may be issued for awards. In addition, subject to certain adjustments, incentive stock options with respect to an aggregate of no more than 1,512,000 shares of common stock may be granted over the life of the 2010 Plan.  Subject to adjustment upon certain corporate transactions or events, shares of our common stock may be subject to stock options, shares of restricted stock, phantom shares and dividend equivalent rights and other equity-based awards under the 2010 Plan. If an option or other award granted under the proposed 2010 Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2010 Plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. Also, no award may be granted under our 2010 Plan to any person who, assuming exercise of all options and payment of all awards held by such person immediately prior to such grant would own or be deemed to own more than 7.75% of the outstanding shares of our common stock or 7.75% of the outstanding shares of our capital stock (our currently anticipated ownership limit), unless the restriction was specifically waived by action of the Board or a designated committee thereby.

Section 162(m) of the Code limits publicly held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as covered employees.  However, performance-based compensation is excluded from this limitation.  The 2010 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the 2010 Plan that awards qualify for this exception.  The 2010 Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the ownership limits contained in our charter or would impair our ability to qualify or remain qualified as a REIT.

Awards Under the Plan

Stock Options

The Compensation Committee will determine the terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Code. The Compensation Committee will also determine exercise price of an option, which will be reflected in the applicable award agreement. The exercise price with respect to stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options granted under the 2010 Plan will be exercisable at such times and subject to such terms as determined by the Compensation Committee, but under no circumstances may be exercised if such exercise would cause a violation of the ownership limit that will be in the Company’s charter. Unless otherwise determined by the Compensation Committee at the time of grant, such stock options shall vest ratably over a four-year period beginning on the date of grant.

Restricted Stock

The Compensation Committee may grant awards of restricted stock under the 2010 Plan.  Restricted stock will be subject to restrictions (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property) as the Compensation Committee shall determine. The period over which the shares of restricted stock will vest will be set forth in the applicable award agreement. Except as otherwise provided in the applicable award agreement, upon a termination of a grantee’s employment or other service relationship by the company for “cause” or, by the holder of restricted stock for any reason other than death, retirement, or disability, during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to us. Except as otherwise provided in the applicable award agreement, upon a termination of grantee’s employment or other services on account of the grantee’s death, disability or retirement, or by us for any reason other than “cause,” during the applicable restriction period, the restricted stock will vest.

Phantom Shares

The Compensation Committee may grant awards of phantom shares under the 2010 Plan. A phantom share represents a right to receive the fair market value of a share of the Company’s common stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of the Company’s common stock in excess of a base value established by the Compensation Committee at the time of grant. In general, phantom shares will vest as provided in the applicable award agreement. Except as otherwise provided in the applicable award agreement, the settlement date with respect to a grantee is the first day of the month to follow grantee’s termination of service. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed 10 years. In addition, subject to applicable tax laws (including Section 409A of the Code), the Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

Dividend Equivalent Rights

The Compensation Committee may grant awards of dividend equivalent rights under the 2010 Plan. A dividend equivalent right is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalent rights shall be converted into cash or additional shares of common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalent rights as it deems appropriate.

Long Term Incentive Plan Units

The Compensation Committee may grant awards of LTIP units under the 2010 Plan. LTIP units are a special class of partnership interests in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one common share under the 2010 Plan, reducing the availability for other equity awards on a one-for-one basis. The vesting period for LTIP units, if any, will be determined at the time of issuance. Quarterly cash distributions on each LTIP unit, whether vested or not, will be the same as those made on the company’s shares of common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of the Company’s restricted share awards, which will generally receive full dividends, whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that will be realized for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Unless otherwise determined by the Compensation Committee at the time of grant, such LTIP units shall vest after four years.

Other Equity-Based Awards

The 2010 Plan authorizes the granting of other awards that may be based upon our common stock (including the grant of securities convertible into common stock and stock appreciation rights and interests in the operating partnership), and subject to terms and conditions established at the time of grant.

Performance Goals

As mentioned above, the Compensation Committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied.  The performance goals will be based upon one or more of the following criteria: pre-tax income, after-tax income, net income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cash and/or funds available for distribution, appreciation in the fair market value of the common stock, return on investment, stockholder return, net earnings growth, stock appreciation, related return ratios, increase in revenues, net earnings, changes (or the absence of changes) in the per share or aggregate market price of our common stock, number of securities sold, earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, total revenue growth, our published ranking against our peer group of real estate investment trusts based on total stockholder return, funds from operations, and funds from operations modified.

Adjustments in General; Certain Change of Control Provisions

In the event of certain corporate reorganizations or other events, the Compensation Committee may make certain adjustments, in its discretion, to the manner in which the 2010 Plan operates (including, for example, to the number of shares of the Company’s common stock available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change of control (as defined in the plan), the Compensation Committee generally may make such adjustments as it, in its sole discretion, determines are necessary or appropriate in light of the change of control. In addition, restrictions and conditions on each share of restricted stock shall automatically lapse and the settlement date for all phantom shares shall be the date of such change of control.

Amendment and Termination

The Board may amend the 2010 Plan as it deems advisable, except that it may not amend the 2010 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, the Board may not amend the 2010 Plan without stockholder approval if such approval is required by applicable law, rule or regulation.

Recommendation Regarding Approval of the 2010 Long Term Incentive Compensation Plan

The Board recommends that you vote “FOR” the approval of the 2010 Long Term Incentive Compensation Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010, subject to ratification of this appointment by our stockholders. We have been advised by Deloitte & Touche LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders. Our charter and Bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the Board believes it is a matter of good corporate practice.

Recommendation Regarding Ratification of the Appointment of Deloitte & Touche LLP

The Board recommends that you vote “FOR” ratification of this appointment.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Meetings

The Board intends to hold at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The Board may also take action from time to time by written consent. The Board met ten times during 2009. Each of our directors attended at least 75% of the meetings of our Board and 75% of the meetings of the committees of our Board on which the director served. We expect each of our directors to attend the Annual Meeting in person unless unusual circumstances make attendance impractical. In 2009 all of our directors attended our annual meeting of stockholders.

Executive Sessions of Non-Management Directors

It is the policy of the Board that the non-management members of the Board meet separately without management (including management directors) at least twice per year during regularly scheduled Board meetings in order to discuss such matters as the non-management directors consider appropriate. The lead non-management director will assume the responsibility of chairing the meetings of non-management directors and shall bear such further responsibilities which the non-management directors as a whole or the Board might designate from time to time. Our lead non-management director is Richard C. Neugent. Our independent auditors, finance staff, legal counsel, other employees and other outside advisers may be invited to attend these meetings.  The non-management members of the Board met four times in 2009.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has at least three directors and is composed exclusively of independent directors, by reference to the rules, regulations and listing standards of the NYSE, the national exchange on which our Common Stock is traded.

Committee Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters meet the standards that have been established by the NYSE.  Copies of these charters are available on our website at www.cogdell.com or will be provided to any stockholder upon request.

Audit Committee

The Audit Committee assists our Board in overseeing the integrity of our Company’s financial statements, our compliance with legal and regulatory requirements including the Sarbanes-Oxley Act of 2002, the qualifications and independence of the independent auditor and the performance of the internal audit function and independent auditor.  The Audit Committee prepares the report that the rules of the SEC require to be included in the annual proxy statement and provides an open avenue of communication among the independent auditor, the internal auditor, our management and our Board.  John R. Georgius chairs the Audit Committee and serves as our Audit Committee financial expert, as that term is defined by the SEC, and Richard B. Jennings, David J. Lubar and Richard C. Neugent serve as members of this committee.  Dr. Smoak ceased to be a member in February 2009.  The Audit Committee met eight times in 2009.

Compensation Committee

The Compensation Committee determines how the Chief Executive Officer and the Chairman of the Board should be compensated, sets policies and reviews management decisions regarding compensation of our senior executives, reviews and approves written employment agreements of our Company and our subsidiaries, administers and makes recommendations to our Board regarding stock incentive plans, reviews and discusses with our management the Compensation Discussion & Analysis to be included in our proxy statement and produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, provided that a charter is adopted for such subcommittee. Executive officers play a role in determining or recommending the amount or form of executive officer and director compensation. Prior to establishing our general compensation philosophy, the Compensation Committee consults with our Chairman of the Board and Chief Executive Officer. Our Chairman of the Board and Chief Executive Officer provide recommendations to the Compensation Committee with regard to the compensation of our executive officers and with regard to our other highly paid employees and the executive officers and employees of our subsidiaries. Christopher E. Lee chairs the Compensation Committee and John R. Georgius, Richard B. Jennings and Randolph D. Smoak, Jr. M.D. serve as members of this committee.  The Compensation Committee met six times in 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee develops and recommends to our Board a set of corporate governance guidelines, identifies individuals qualified to fill vacancies or newly created positions on our Board, recommends to our Board the persons it should nominate for election as directors at the annual meeting of our stockholders and recommends directors to serve on all committees of our Board.  Richard C. Neugent chairs the Nominating and Corporate Governance Committee and Christopher E. Lee, David J. Lubar and Randolph D. Smoak, Jr. M.D. serve as members of this committee.  Dr. Smoak joined the Committee in February 2009.  The Nominating and Corporate Governance Committee met four times in 2009.

The Nominating and Corporate Governance Committee will consider recommendations made by stockholders. Under our current Bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business. For annual meetings the notice must include the required information (as set forth below, “Other Matters — Stockholder Proposals and Nominations for the Board”) and be delivered to our Secretary at our principal executive offices not earlier than the 150th day and not later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.

If the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment or postponement of an annual meeting does not change or create a new opportunity for notice as described above.

Director Compensation

Each non-employee member of our Board is entitled to receive annual compensation for his services as a director as follows effective December 9, 2009: $25,000 per year, $1,500 per meeting attended, $750 per teleconference.  Committee meetings, attended either in person or telephonically, are $750 per instance.  The chairperson of the Audit Committee is entitled to receive an additional $15,000 annually and the chairperson of the Compensation Committee is entitled to receive an additional $12,000 annually in compensation. The chairperson of the Nominating and Corporate Governance Committee is entitled to receive an additional $5,000 annually in compensation. Such amounts shall be paid in cash.

The following table sets forth compensation information for each of our non-employee directors for the fiscal year ended December 31, 2009:

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Comp.	Total
John R. Georgius	$60,250	$40,000	$-	$-	$-	$-	$100,250
Richard B. Jennings	45,250	40,000	-	-	-	-	85,250
Christopher E. Lee	54,250	40,000	-	-	-	-	94,250
David J. Lubar	43,750	40,000	-	-	-	-	83,750
Richard C. Neugent	49,500	40,000	-	-	-	-	89,500
Randolph D. Smoak, Jr. M.D.	43,750	40,000	-	-	-	-	83,750

(1)
This column reflects the aggregate grant date fair values of stock awards, including restricted stock units and LTIP units, which were computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnote 14 to the Company’s audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
Effective February 26, 2009, each non-employee member of our Board was granted restricted shares of our common stock or LTIP units as follows: Messrs. Georgius, Lee, Lubar and Neugent were each granted 6,569 LTIP units, and Messrs. Jennings and Smoak were each granted 6,569 restricted shares of our common stock.  These restricted shares and LTIP units vested upon issuance.

Effective January 4, 2010, each non-employee member of our board of directors was granted restricted shares of our common stock or LTIP units as follows: Mr. Lee was granted 6,981 LTIP units, and Messrs. Georgius, Jennings, Lubar, Neugent and Smoak were each granted 6,981 restricted shares of our common stock.  These restricted shares and LTIP units vested upon issuance.

EXECUTIVE OFFICERS AND OTHER OFFICERS

Key Executive Officers

Information for James W. Cogdell, Frank C. Spencer and Scott A. Ransom is contained above under the heading “Proposal 1 — Election of Directors.” Information with respect to some of our other key executive officers is set forth below. All of our executive officers are appointed as executive officers at the meeting of the Board held at the time of each annual meeting of stockholders.

Charles M. Handy, age 48, Chief Financial Officer, Senior Vice President and Secretary.  Mr. Handy has served as our Chief Financial Officer, Senior Vice President and Secretary since our inception in 2005.  Mr. Handy has more than 22 years’ experience in commercial real estate accounting, finance and operations.  He is responsible for all facets of finance, accounting, management information systems and administration for the company, including oversight of external and internal financial reporting, establishment and evaluation of financial policy, maintenance of corporate banking relationships and relationships with external accounting firms.  Prior to our initial public offering, Mr. Handy served as Chief Financial Officer, Senior Vice President and Secretary of Cogdell Spencer Advisors, Inc. from 1997 to 2005.  Prior to joining the Company, Mr. Handy was Corporate Controller for Faison & Associates, Inc., a commercial real estate management and development firm headquartered in Charlotte, North Carolina and began his career at Ernst & Young.  Mr. Handy has a Masters Degree in Business Administration from Wake Forest University, as well as a B.S.B.A. in Accounting and Real Estate from Appalachian State University.  He is a member of the American Institute of Certified Public Accountants and North Carolina Association of Certified Public Accountants.  He is also a licensed real estate broker in the State of North Carolina.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Cogdell Spencer Inc., a Maryland corporation (the “Company”), assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices, and the Company’s compliance with laws, regulations and corporate policies, and the independent registered public accounting firm’s qualifications, performance and independence. Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2009 and their assessment of internal control over financial reporting as of December 31, 2009. Deloitte & Touche LLP, our independent registered public accountants, issued its unqualified report on our financial statements.

The Audit Committee also has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has conducted a discussion with Deloitte & Touche LLP relative to its independence. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with its independence.

As set forth in the charter of the Audit Committee, our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, and reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q. The members of the Audit Committee are not full-time employees and are not performing the functions of auditors or accountants. All members of the Audit Committee have been affirmatively determined by the Board to be independent within the standards prescribed by the NYSE and the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”). The Board also has determined that the Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), such expert being Mr. Georgius, and that he is “independent,” as that term is used in Item 407(d)(5)(i)(B) of Regulation S-K under the Securities Act.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the fiscal year ended December 31, 2009 be included in our Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

John R. Georgius, Chairman	Richard B. Jennings
David J. Lubar	Richard C. Neugent

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Board, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines. Our Corporate Governance Guidelines reflect the NYSE listing standards. Among other things, our Corporate Governance Guidelines contain categorical standards for determining director independence in accordance with the NYSE listing standards. A copy of our Corporate Governance Guidelines is available in print to any shareholder who requests it and also available on our website at www.cogdell.com.

Board Leadership Structure

We recognize that it is important to establish an appropriate leadership structure for our Board, so as to provide the optimal level of management oversight.  In furtherance of this goal, we maintain separate roles for our Chairman of the Board and Chief  Executive Officer.  We believe this structure is currently in the best interests of the Company and its stockholders.  Both Mr. Cogdell and Mr. Spencer, our Chairman of the Board and Chief Executive Officer, respectively, possess detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses.  We separate the roles of  Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman of the Board provides counsel to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.  Because Mr. Cogdell, our Chairman of the Board, is an employee of the Company and is therefore not independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC, our Board has appointed the Chairman of our Nominating and Corporate Governance Committee, Richard C. Neugent, as Lead Independent Director to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE.

Our Board believes that its majority independent composition as described below and the roles that our independent directors perform provide effective corporate governance at the Board level and independent oversight of both our Board and our executive officers.  The current leadership structure, when combined with the functioning of the independent director component of our Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Director Independence

The Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. Our Board has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC: Messrs. Georgius, Lee, Lubar, Jennings, Neugent and Dr. Smoak. The Board has determined that each of Mr. Cogdell, the Chairman of the Board, Mr. Spencer, our President and Chief Executive Officer and Mr. Ransom, President and Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership, are not independent directors because each is a named executive officer.

Identification of Board Candidates and Criteria for Board Membership

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes considering nominees recommended by members of our Board, officers, employees, stockholders and others, and uses the same criteria to evaluate all candidates.  The Nominating and Corporate Governance Committee may also engage consultants or third-party search firms to assist in identifying and evaluating potential director nominees.  The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the Board as described below.  Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate.  Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee will recommend the candidate for consideration by the full Board.

Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals: responsibility to its stockholders, understanding of the medical office industry, leadership, effective execution, high customer satisfaction and a superior employee working environment. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in light of the specific needs of the Board at that time. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.  Board members are expected to prepare for, attend and participate in meetings of the Board and committees on which they serve, and are strongly encouraged to attend the Company’s annual meetings of stockholders. Each member of the Board is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual evaluation process.

Whistleblowing and Whistleblower Protection Policy

The Audit Committee has established procedures for: (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to our financial reporting, you may do so by (i) calling the Compliance Hotline at 1-800-360-6029, (ii) filing a web submission at https://cogdell.alertline.com, (iii) emailing our Compliance Email Box at whistleblower@cogdell.com or (iv) delivering the report via regular mail, which may be mailed anonymously, to c/o Audit Committee, Cogdell Spencer Inc., 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670. A copy of the policy is available on our website at www.cogdell.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics (the “Code of Ethics”) documents the principles of conduct and ethics to be followed by our employees, executive officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code of Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict; promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make; promote compliance with applicable governmental laws, rules and regulations; promote the prompt internal reporting to an appropriate person or committee of violations of the Code of Ethics; promote accountability for adherence to the Code of Ethics; provide guidance to employees, executive officers and directors to help them recognize and deal with ethical issues; provide mechanisms to report unethical conduct; and help foster our longstanding culture of honesty and accountability. A copy of the Code of Ethics has been provided to, and signed by, each of our directors, executive officers and employees. A copy of the Code of Ethics is available on our website at www.cogdell.com and can be provided to any stockholder upon request.

Disclosure Committee

We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The Disclosure Committee meets at least quarterly. The purpose of the Disclosure Committee is to bring together executive management and employees involved in the preparation of our financial statements so the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings.

Communications with Stockholders

We provide the opportunity for stockholders and interested parties to communicate with the members of the Board. They may communicate with the independent Board members, non-management directors or the Chairperson of any of the Board’s committees by email or regular mail. All communications should be sent to: stockholdercommunications@cogdell.com, or to the attention of the Independent Directors, the Audit Committee Chairman, the Compensation Committee Chairman or the Nominating and Corporate Governance Committee Chairman at 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670. The means of communication with members of the Board is available on our website under “Communications Policy” at www.cogdell.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of the proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides both quantitative and qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our executive officers and places in perspective the data presented in the tables and narrative that follow.

Compensation Philosophy and Objectives

The Compensation Committee, in consultation with our Board and Chief Executive Officer, sets our compensation philosophy.

The basic philosophy underlying our executive compensation policies, plans, and programs is that executive and stockholder financial interests should be closely aligned, and that compensation should be based on delivering pay commensurate with performance. Accordingly, the executive compensation program for our Chairman of the Board and Chief Executive Officer and our other executive officers has been structured to achieve the following objectives:

•	Provide compensation that attracts, retains, and motivates key executive officers to lead our company effectively and continue our short and long-term profitability and growth;

•
Link executive compensation and our financial and operating performance, by setting executive compensation based on the attainment of certain objective and subjective company and department performance goals; and

•
Align the interests of our executive officers and stockholders by implementing and maintaining compensation programs that provide for the acquisition and retention of significant equity interests in us by executive officers.

Based on these objectives, the executive compensation program has been designed to assist us in attracting, motivating and retaining executive officers to help us achieve our performance goals. The program is structured to provide our executive officers with a combination of base salaries, annual cash incentive awards, long-term incentive awards and stock ownership opportunities.

We have entered into written employment agreements with each of our named executive officers and certain other key employees. Some aspects of the compensation paid for our named executive officers are affected by the terms of the applicable employment agreement.  For example, if a base salary is decreased during the term of an employment agreement, the employee may terminate the agreement for good reason and would be entitled to certain severance benefits.  Descriptions of these agreements are set forth under the heading “Agreements with Executive Officers.”

Setting Executive Compensation

The Compensation Committee is comprised of four independent directors, Messrs. Lee (Chairman), Georgius and Jennings and Dr. Smoak. The Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our 2005 long-term stock incentive plan. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.cogdell.com.

The Compensation Committee determines the total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation for our Chairman and our Chief Executive Officer. With respect to the compensation of our other executive officers, the Compensation Committee solicits recommendations from our Chief Executive Officer regarding compensation and reviews his recommendations. We do not have a pre-established policy for the allocation between either cash and non-cash compensation or annual and long-term incentive compensation. The ultimate determination on total compensation and the elements that comprise that total compensation is made solely by the Compensation Committee.

The Compensation Committee meets regularly during the year (six meetings in 2009) and has periodic conference calls, as needed, to evaluate executive performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives and to review the compensation practices. The Compensation Committee makes regular reports to the Board.

What the Executive Compensation Plan is Designed to Reward

The Compensation Committee has designed the executive compensation plan to achieve three primary objectives:

•	Attracting, Motivating and Retaining Key Executives. We have been successful in creating an experienced and highly effective team with long tenure and a deep commitment to us.

•
Linking Compensation to Performance.  The Compensation Committee generally rewards the achievement of specific annual, long-term and strategic goals of both our Company and each individual executive officer. The Compensation Committee measures performance of each executive officer, by considering (1) our Company performance and (2) the performance of each executive officer’s department and/or area of responsibility against financial measures established at the beginning of the year, and (3) a subjective evaluation of each executive officer. The Compensation Committee evaluates the performance of our Chairman of the Board and Chief Executive Officer.

•
Aligning the Interest of our Executive Officers with our Stockholders.  Long-term incentive compensation is designed to provide incentives for each executive officer to successfully implement our long-term strategic goals and to retain such executive officer. We have designed our annual and long-term incentive programs to award performance-based equity to allow our executive officers to grow their ownership in our company and create further alignment with our stockholders.

Role of the Compensation Consultant

Our executive compensation is designed to be competitive with those of executive officers of other equity REITs and private real estate companies, while also taking into account the executive officers’ performance.  The Compensation Committee continues to be able to utilize compensation consultants periodically to review our compensation policies and amounts.  However, in 2009, in accordance with company-wide cost savings initiatives, base salaries were frozen, hiring was limited to critical positions, bonuses for all executive officers were suspended and staff reductions occurred.  Therefore, the need to hire a compensation consultant to provide advice on the amount and form of compensation was deferred until the 2010 calendar year.

Measuring 2009 Performance

Together with our Board and Chief Executive Officer, the Compensation Committee’s annual review of an executive officer includes a review of the performance of such executive officer’s department and our overall performance. Increases to the annual salary are based on recommendations of the Chief Executive Officer and are subject to approval by the Compensation Committee based on the Chief Executive Officer’s review of salaries of comparable executive officers in comparable companies. The Compensation Committee’s annual review of the performance of our Chairman of the Board and Chief Executive Officer includes a review of our overall performance. Pursuant to the employment agreements that we entered into with our named executive officers and certain other key employees, annual salary for these individuals cannot be decreased beyond the amount set forth in such executive officer’s employment agreement. We provide this element of compensation to compensate executive officers for services rendered during the fiscal year. In accordance with company-wide cost savings initiatives, the Company enacted a salary adjustment freeze for fiscal year 2009 for all employees, including executive officers.

In addition, the Compensation Committee continues to oversee and evaluate the performance and leadership skills of our key executive officers in order to ensure the roles of such officers are continuing to align with the Company's business strategy and goals.  In 2009, the Compensation Committee retained a professional services company to help prepare an evaluation method to provide feedback on the performance of key executive officers from certain of such officers' supervisors, peers, co-workers, other staff employees and the officers themselves.  This feedback process continued through 2009 and will culminate in meetings, overseen by the Compensation Committee, with each of the key executive officers, continuing into 2010, to discuss ways in which such officers can enhance their respective strengths and improve upon their overall performance.

Development Project Awards

Mr. Handy, our Chief Financial Officer, was eligible to receive LTIP unit grants in 2009 based on the amount of development projects completed by the Company in 2009, in an amount equal to 0.15% of the asset value of each new completed and owned development project.  LTIP units totaling $33,594 based on a price of $4.93 per unit were granted to Mr. Handy in connection with the completion of The Woodlands Center for Specialized Medicine during 2009.  The LTIP units vested 50% at the certificate of occupancy and 50%  upon rent stabilization.

Mr. Ransom was eligible to receive LTIP unit grants in 2009 based on the amount of development projects completed by the Company in 2009, in an amount equal to 0.5% of the asset value of each new completed and owned development project.  LTIP units totaling $111,979 based on a price of $4.93 per unit were granted to Mr. Ransom in connection with the completion of The Woodlands Center for Specialized Medicine during 2009.  The LTIP units vested 50% at the certificate of occupancy and 50%  upon rent stabilization.

Elements of our Executive Compensation Program and Why We Chose Each Element

Our executive compensation plan has been structured to provide short and long-term incentives that promote continuing improvements in our financial results and returns to our stockholders. The elements of our executive compensation are primarily comprised of three elements designed to complement each other: annual base salaries; annual incentive bonuses; and long-term incentives. We review the various components of compensation as related but distinct. The Compensation Committee designs total compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our executive officers and our stockholders.

•
Annual Base Salaries.  Annual base salaries are paid for ongoing performance throughout the year. In the case of each of our named executive officers, annual base salaries are paid in accordance with the employment agreement between us and such executive officers.

•
Annual Incentive Bonus.  We have provided and expect to continue to provide for the payment of equity and cash incentive bonuses based on our performance in relation to both predetermined objectives and subjective individual executive performance. Our Chairman of the Board does not participate in the annual incentive bonus. Our Compensation Committee determines the annual incentive bonus for our Chief Executive Officer based on certain predetermined performance targets, our Chief Executive Officer and our Compensation Committee determine the annual incentive bonus for our other executive officers based on certain pre determined performance targets.  See “Measuring 2009 Performance.”  We provide this element of compensation because we believe that it promotes loyalty, hard-work and focus, honesty and vision. In 2009, we did not pay annual incentive bonuses due to company-wide cost savings initiatives.

•
Long-Term Incentives.  Pursuant to our 2005 long-term stock incentive plan, we have provided and, pursuant to our 2010 Plan, expect to continue to provide long-term incentives through grants of stock options, restricted stock, LTIP units, stock appreciation rights, phantom shares, dividend equivalent rights and other equity-based awards, the exact numbers of which vary, depending on the position and salary of the executive officer. These equity based awards will be designed to link executive compensation to our long-term Common Stock performance.  In 2009, LTIP units were awarded to Messrs. Handy and Ransom for the completion of a development project as described above under the heading “Development Project Awards”; however, no LTIP units were awarded for performance recognition.

The Compensation Committee has the full authority to administer and interpret our 2005 long-term stock incentive plan, to authorize the granting of awards, to determine the eligibility of employees, directors, executive officers, advisors, consultants and other personnel, our subsidiaries, our affiliates and other persons expected to provide significant services to us or our subsidiaries to receive an award, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2005 long-term stock incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of our 2005 long-term stock incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all determinations that it deems necessary or appropriate in connection with our 2005 long-term stock incentive plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.  For more information on our 2005 long-term stock incentive plan, we refer you to our Registration Statement on Form S-11 filed by us on October 26, 2005.

Perquisites and Other Personal Benefits

In order to attract and retain highly qualified individuals for key positions, we occasionally provide our executive officers with perquisites and other personal benefits that are consistent with our compensation philosophy. For more information regarding perquisites and other personal benefits, we refer you to the “All Other Compensation” table set forth under “Executive Compensation.”

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

Our compensation program seeks to reward our executive officers for their superior performance and Company performance, while closely aligning the interests of our executive officers with the interests of our stockholders. In making compensation decisions, the Compensation Committee considers various measures of company and industry performance, including a combination of funds from operations modified (“FFOM”), gross revenue and EBITDA. Consistent with this approach, the Compensation Committee pays our executive officers annual base salaries in order to provide them with a minimum compensation level that is intended to reflect such executive officer’s value and historical contributions to our success in light of salary norms of our competitors. The Compensation Committee may elect to pay our executive officers annual incentives to reward our executive officers for achievement of financial and other performance of our company and of such executive officer’s department, with a component of performance based on a subjective evaluation. The Compensation Committee may elect to pay our executive officers long-term incentives to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our executive officers with those of our stockholders. Through the elements of our compensation program, the Compensation Committee seeks to maintain a competitive total compensation package for each executive officer, while being sensitive to our fiscal year budget, annual accounting costs and the impact of share dilution in making such compensation payments.

Other Matters

Tax and Accounting Treatment.  The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executive officers with appropriate compensation for their performance. The Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

We account for stock-based payments through our equity incentive plans, including our 2005 long-term stock incentive plan and performance bonus plan, in accordance with the requirements of Statement of Financial Accounting Standards No. 123-R.

Other Policies

Although we do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors, our named executive officers all have significant stakes in us. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our Common Stock. In addition, we do not have nonqualified deferred compensation plans.

COMPENSATION COMMITTEE REPORT

The executive compensation philosophy, policies, plans, and programs of Cogdell Spencer Inc., a Maryland corporation (the “Company”), are under the supervision of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, which is composed of the non-management directors named below, each of whom has been determined by the Board to be independent under the applicable rules of the SEC and the NYSE listing standards.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s proxy statement as required by Item 402(b) of Regulation S-K with management. Based on the review and discussions, the Compensation Committee recommended to the Board, that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2010 annual meeting of stockholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by the members of the Compensation Committee:

Christopher E. Lee, Chairman	Richard B Jennings
John R. Georgius	Randolph D. Smoak, Jr. M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Executive Compensation

The following table sets forth the annual base salary and other compensation paid or earned in 2009, 2008 and 2007 to our Chairman, Chief Executive Officer and President, Chief Financial Officer and the President and Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership, acquired in March 2008. These executive officers are referred to herein collectively as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year		Salary		Bonus		Stock Awards(1)(2)	All Other Compensation(3)	Total

James W. Cogdell	2009		$442,559		$-		$-	$34,163	$476,722
Chairman	2008		$444,388	(5)	$-		$83,485	$24,338	$552,211
	2007		$442,080		$-		$-	$22,525	$464,605

Frank C. Spencer	2009		$500,000		$-		$-	$38,050	$538,050
Chief Executive Officer	2008		$490,426		$595,000	(6)	$222,633	$29,447	$1,337,507
and President	2007		$442,080		$-		$-	$25,932	$468,012

Charles M. Handy	2009		$285,312		$-		$33,594	$39,850	$358,756
Chief Financial Officer,	2008		$276,857		$303,293	(7)	$163,448	$31,192	$774,791
Senior Vice President	2007		$234,840		$109,797		$-	$27,719	$372,356
and Secretary

Scott A. Ransom	2009		$315,000		$-		$111,979	$38,565	$465,544
President and Chief	2008	(4)	$260,417		$160,695		$-	$52,008	$473,120
Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership

(1)
This column reflects the grant date fair values of stock awards, including restricted stock units and LTIP units, granted in the fiscal year indicated which were computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnote 14 to the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
Messrs. Handy and Ransom were awarded LTIP units in connection with the completion of The Woodlands Center for Specialized Medicine in Pensacola, Florida.  The award was based on the project’s asset value and was calculated using $4.93 per LTIP unit, the Company’s common stock price on November 17, 2009, the date the certificate of completion was received for the project.

(3)
All other compensation includes employer 401(k) match, health, life and dental insurance premiums, long term and short term disability insurance premiums, car allowance, personal use of company-owned vehicles and club dues, as applicable. For more information on these amounts, see “All Other Compensation” below.

(4)	Reflects Mr. Ransom's compensation from March 10, 2008, the date of closing the Company's acquisition of Erdman, through December 31, 2008.
(5)
Mr. Cogdell elected to forego annual salary from April 1, 2008 through December 31, 2008, and in lieu of salary, was awarded LTIP units equal to foregone salary divided by the closing price of the Company's common stock on May 28, 2008.  One third of these units vested on May 28, 2008, July 1, 2008 and October 1, 2008, respectively.

(6)
Mr. Spencer's bonus for 2008 was paid entirely in LTIP units, based on the closing stock price on the final day of business for the year, or December 31, 2008 ($9.36/share), resulting in an LTIP grant of 63,568 units.

(7)	In 2008, Mr. Handy earned a cash bonus of $188,843 and LTIP units of $144,450, resulting in a total achievement incentive of $303,293.

The following table sets forth the components of the “All Other Compensation” column found in the previous table.

All Other Compensation
Name	Year	Employer 401(k) Match and Profit Sharing Contribution	Health, Life and Dental Insurance Premiums	Long Term Disability Insurance Premiums	Short Term Disability Insurance Premiums	Car Allowance	Personal Use of Company Vehicle	Club Dues	Total

James W. Cogdell(1)	2009	$12,250	$8,922	$400	$30	$-	$12,561	$-	$34,163
	2008	$5,731	$5,852	$-	$-	$-	$12,756	$-	$24,338
	2007	$9,000	$3,853	$-	$-	$-	$9,672	$-	$22,525

Frank C. Spencer(1)	2009	$12,250	$13,435	$400	$30	$-	$11,935	$-	$38,050
	2008	$9,200	$8,889	$-	$-	$-	$11,358	$-	$29,447
	2007	$9,000	$7,814	$-	$-	$-	$9,118	$-	$25,932

Charles M. Handy	2009	$12,250	$13,435	$400	$30	$-	$13,735	$-	$39,850
	2008	$9,200	$8,889	$-	$-	$-	$13,103	$-	$31,192
	2007	$9,000	$7,814	$-	$-	$-	$10,905	$-	$27,719

Scott A. Ransom(1)	2009	$12,250	$10,685	$400	$30	$7,200	$-	$8,000	$38,565
	2008	$28,542	$9,828	$-	$-	$6,000	$-	$7,638	$52,008

(1)	The named executive officers received no additional compensation for serving as a director.

Grants of Plan-Based Awards for 2009
Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards

James W. Cogdell			-	-	$-

Frank C. Spencer			-	-	$-

Charles M. Handy	11/17/2009	(1)	6,814	-	$33,594

Scott A. Ransom	11/17/2009	(2)	22,714		$111,979

(1)
Mr. Handy was awarded $33,594 of LTIP units in connection with the completion of The Woodlands Center for Specialized Medicine in Pensacola, Florida.  The award was based on the project’s asset value and was calculated using $4.93 per LTIP unit, the Company’s common stock price on November 17, 2009, the date the certificate of completion was received for the project.

(2)
Mr. Ransom was awarded $111,979 of LTIP units in connection with the completion of The Woodlands Center for Specialized Medicine in Pensacola, Florida.  The award was based on the project’s asset value and was calculated using $4.93 per LTIP unit, the Company’s common stock price on November 17, 2009, the date the certificate of completion was received for the project.

Outstanding Equity Awards at Fiscal Year-End for 2009
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units or Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
James W. Cogdell	18,277	$103,448	-	-

Frank C. Spencer	48,738	$275,857	-	-

Charles M. Handy	30,461	$172,409	-	-

Scott A. Ransom	-	-	-	-

(1)
The amounts shown represent unvested amounts related to LTIP units granted in recognition of the role played in the acquisition of Erdman.  The number of LTIP units awarded was calculated using $15.95 per LTIP unit, the price per share paid in connection with the Company’s private offering in January 2008.  Of the total number of LTIP units granted, 20% vested on March 31, 2008 (the effective date of the issuance) and the remaining 80% will vest if and when the Company achieves certain performance standards as provided in the awards.  The amounts shown represent unvested amounts remaining after the vesting of LTIP units related to the achievement of 2008 performance standards.  Amounts presented relate to the accelerated vesting of unvested equity compensation assuming a per unit value of $5.66 which was the price per share of the Company's common stock on December 31, 2009, the effective date of this calculation.

Our executive officers did not receive any grants of option awards or unvested stock awards during 2009. In addition, we did not grant stock options, stock appreciation rights or similar instruments.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our directors, executive officers and holders of 10% or more of our Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in our Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates.   Based solely upon a review of the copies of the forms furnished to us, we believe that the following persons made late filings for the 2009 fiscal year as follows:  Scott A. Ransom filed a timely Form 5 to report one late Form 4 transaction.

Agreements with Executive Officers

We entered into written employment agreements with our named executive officers employed at the time of our initial public offering that became effective upon the closing of our initial public offering, pursuant to which Messrs. Cogdell, Spencer and Handy are expected to agree to serve, respectively, as our Chairman, Chief Executive Officer and President, and Chief Financial Officer, Senior Vice President and Secretary.  Upon the acquisition of Erdman on March 10, 2008, we entered into a written employment agreement with Mr. Ransom pursuant to which he agreed to serve as our President & Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership. The employment agreements require the executive officers to devote substantially all of their business time and effort to our affairs.

The employment agreements with Messrs. Cogdell, Spencer and Ransom are each for a five-year term and Mr. Handy’s is for a three-year term; provided, however, that the terms will be automatically extended for successive one-year periods unless, not later than three months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. Mr. Handy’s agreement was renegotiated in 2008 for an additional three year term and new terms were included by the Compensation Committee as outlined below. The employment agreements provide for an annual base salary to each of Messrs. Cogdell, Spencer, Handy, and Ransom, respectively, and for bonus and other incentive eligibility (as determined by the Compensation Committee of the Board) and participation in employee benefit plans and programs. We also make available to each of Messrs. Cogdell, Spencer and Handy use of a company car.  We provide a vehicle allowance to Mr. Ransom.

Pursuant to their employment agreements, the compensation otherwise payable to Messrs. Cogdell and Spencer shall be subject to reduction in the event that during the term of their employment agreements or any extension thereof, the average annual combined net operating income for East Jefferson Medical Office Building and East Jefferson Medical Specialty Building for any of the years ended December 31, 2007, 2008, 2009 and 2010 declines by more than 15% from their combined estimated 2006 net operating income, which is estimated to be $2.15 million, an amount equal to such additional decline (up to the next 15% of such shortfall) (which is referred to in the employment agreements as the “captured shortfall amount”) shall off-set the compensation otherwise payable to each such executive officer in the next calendar year following such measurement period by an amount equal to 50% of such captured shortfall amount.

Upon the termination of an executive officer’s employment either by us for “cause” or by the executive officer without “good reason” during the term of his/her employment agreement, such executive officer will be entitled to receive his annual base salary and other benefits accrued through the date of termination of the executive officer’s employment.

The term “cause” as used in the employment agreements is generally defined to mean:

(i) conviction of, or formal admission to, a felony (Mr. Handy’s 2008 agreement includes conviction of, or formal admission to, a misdemeanor the circumstances of which are to the material detriment to the Company’s reputation whether or not in the performance of the Executive’s duties hereunder, or a felony);

(ii) engagement in the performance of the executive officer’s duties, or otherwise to our material and demonstrable detriment, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

(iii) repeated failure to adhere to the directions of our Board, or to adhere to our policies and practices;

(iv) willful and continued failure to substantially perform the executive’s duties properly assigned to him (other than any such failure resulting from his disability) after demand for substantial performance is delivered by us specifically identifying the manner in which we believe the executive officer has not substantially performed such duties;

(v) breach of any of the provisions of the covenants of the executive officer’s employment agreement; or

(vi) breach in any material respect of the terms and provisions of the executive officer’s employment agreement and failure to cure such breach within 90 days following written notice from us specifying such breach.

The term “good reason” as used in the employment agreements is generally defined to mean:

(i) the material reduction of the executive officer’s authority, duties and responsibilities, the failure to continue the executive officer’s appointment in his given position, or the assignment to the executive officer of duties materially inconsistent with the executive officer’s position or positions with us;

(ii) a reduction in annual salary of the executive officer;

(iii) the relocation of the executive officer’s office to more than 50 miles from Charlotte, North Carolina (or in the case of Mr. Ransom, more than 50 miles from Madison, Wisconsin);

(iv) our material and willful breach of the executive officer’s employment agreement; or, in the case of Messrs. Cogdell and Spencer only,

(v) a decision by us, over the reasonable objection of the executive officer acting in good faith, materially to change our business plan so as to effect a fundamental change to our primary business purpose.  This clause was stricken from the agreement negotiated with Mr. Handy in 2008.

Upon the termination of an executive officer’s employment either by us without “cause” or by the executive officer for “good reason,” or, in the case of Messrs. Cogdell and Spencer, any non-renewal of the executive officer’s employment agreement by us, the executive officer will be entitled under his employment agreement to the following severance payments and benefits:

•	annual base salary, bonus and other benefits accrued through the date of termination;

•
a lump-sum cash payment equal to 1.99 multiplied by the sum of (1) the executive officer’s then-current annual base salary and (2) the greater of (A) the average bonus paid to the executive officer over the previous two years and (B) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs;

•
for three years after termination of employment, continuing coverage under the group health plans the executive officer would have received under his employment agreement, as would have applied in the absence of such termination; and

•	full vesting of all outstanding equity-based awards held by the executive officer.

Upon a change of control (as defined in the employment agreements), while the executive officer is employed, all outstanding unvested equity-based awards (including stock options and restricted stock) shall fully vest and become immediately exercisable, as applicable. In addition if, after a change of control, the executive officer terminates his employment with us within one year of the change in control, such termination shall be deemed a termination by the executive officer for good reason. The term “change of control” as used in the employment agreements is generally defined to mean:

(i) any transaction by which any person or group becomes the beneficial owner, either directly or indirectly, of our securities representing 50% or more of either (A) the combined voting power of our then outstanding securities or (B) the then outstanding shares of our Common Stock; or

(ii) any consolidation or merger where our stockholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer of all or substantially all of our assets, or (B) the approval by our stockholders of any plan or proposal for our liquidation or dissolution; or

(iv) the members of our Board, at the beginning of any consecutive 24-calendar-month period cease for any reason other than due to death to constitute at least a majority of the members of the Board.

With respect to Mr. Handy, in the event of any notice of non-renewal of the employment agreement by us, the executive officer will be entitled under his employment agreement to the same payments and benefits as if terminated other than for cause, except that the executive officer’s lump-sum cash payment will equal the sum of (1) the executive officer’s then-current annual base salary; and (2) the greater of (A) the average bonus paid to the executive officer over the previous two years, and (B) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs.

Upon the termination of the executive officer’s employment due to the death or disability (generally meaning a condition rendering the executive officer unable to perform substantially and continually the duties assigned to him) of the executive officer, the executive officer (or his estate) will be entitled under his employment agreement to his annual base salary, bonus and other benefits accrued through the date of termination and full vesting of all outstanding equity-based awards held by the executive officer.

In the event that any amount payable to an executive officer is determined to be an “excess parachute payment” under Section 280G of the Code, we have also agreed to make a gross-up payment to the executive officer equal to the excise tax imposed on the executive under Section 4999 of the Code. The amount of gross-up payment (which is also treated as an excess parachute payment) shall be equal to the sum of the excise taxes payable by the executive officer by reason of receiving the parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been imposed on the executive officer (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates). The excise taxes shall be payable by the executive officer and we must withhold the excise tax as if the payment constituted wages to the executive officer. In addition, we are not entitled to an income tax deduction related to any excess parachute payments or related gross-up payments.

We have also agreed to provide Mr. Cogdell’s personal accountant with an office at our headquarters building provided that Mr. Cogdell shall reimburse us for the use of such office space and for any and all benefits that we provide to this person.  During 2009, no such services were provided.

Upon termination of the executive officer’s employment, if we elect to subject the executive officer to the non-competition, confidentiality and non-solicitation provisions described below, the executive officer will be entitled to a cash payment equal to the sum of (1) the executive officer’s then-current annual base salary and (2) the greater of (A) the average bonus paid to the executive officer over the previous two years and (B) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs. Pursuant to the terms of the non-competition provisions, the executive officer is prohibited for a one-year period following termination from, directly or indirectly, whether as an owner, partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity, engaging in any element of our business or otherwise competing with us or our affiliates, rendering any services to any person, corporation, partnership or other entity engaged in competition with us or our affiliates, or providing financial assistance to or otherwise obtaining an ownership interest in a competitor of ours or of our affiliates within a restricted territory encompassing several states in the Southeast.

The executive officer is required to keep secret and retain in strictest confidence, and not use for his benefit or the benefit of others, except in connection with our business and affairs and those of our affiliates, all confidential matters relating to our business and the business of any of our affiliates and to us and any of our affiliates, learned by the executive officer directly or indirectly from us or any of our affiliates, and is not to disclose such confidential information to anyone outside of our company except with our express written consent and except for confidential information which is at the time of receipt, or thereafter becomes, publicly known through no wrongful act of the executive officer, or is received from a third party not under an obligation to keep such information confidential and without breach of the executive officer’s employment agreement.

Finally, the executive officer is prohibited from, directly or indirectly, knowingly soliciting or encouraging to leave the employment or other service, or the employment or service of any of our affiliates, any employee or independent contractor thereof or hiring any employee or independent contractor who has left our employment or other service or the employment or service of any of our affiliates within the one-year period which follows the termination of such employee’s or independent contractor’s employment or other service with us and our affiliates.

The following chart sets forth the cost that we would have incurred if one of the named executive officers ceased working for us as of December 31, 2009 under the terms of our employment agreements:

Cost of Termination Under Employment Agreements
Type of Termination / Name (1)	Cash Severance (2)		Continued Medical and Dental Benefits (4)	Accelerated Vesting of Unvested Equity Compensation (5)	Excise Tax Gross-Up (6)	Total Cost of Termination

Termination For Cause / Resignation without Good Reason
James W. Cogdell	$-		$-	100% forfeited	n/a	$-
Frank C. Spencer	$-		$-	100% forfeited	n/a	$-
Charles M. Handy	$-		$-	100% forfeited	n/a	$-
Scott A. Ransom	$-		$-	100% forfeited	n/a	$-

Termination Without Cause / Resignation with Good Reason (without a change of control)
James W. Cogdell	$1,623,252	(3)	$40,994	$103,448	n/a	$1,767,693
Frank C. Spencer	$3,737,500		$40,994	$275,857	n/a	$4,054,351
Charles M. Handy	$2,041,606		$40,994	$172,409	n/a	$2,255,010
Scott A. Ransom	$1,883,700		$40,994	$-	n/a	$1,924,694

Change of Control
James W. Cogdell	$1,623,252		$40,994	$103,448	$539,478	$2,307,172
Frank C. Spencer	$3,737,500		$40,994	$275,857	$1,336,704	$5,391,055
Charles M. Handy	$2,041,606		$40,994	$172,409	$722,056	$2,977,065
Scott A. Ransom	$1,883,700		$40,994	$-	$-	$1,924,694

Non-renewal of Employment Agreement
James W. Cogdell	$1,623,252		$40,994	$103,448	n/a	$1,767,693
Frank C. Spencer	$3,737,500		$40,994	$275,857	n/a	$4,054,351
Charles M. Handy	$1,365,623		$40,994	$172,409	n/a	$1,579,026
Scott A. Ransom	$-		$-	$-	n/a	$-

Death or Disability
James W. Cogdell	$-		$-	$103,448	n/a	$103,448
Frank C. Spencer	$-		$-	$275,857	n/a	$275,857
Charles M. Handy	$-		$-	$172,409	n/a	$172,409
Scott A. Ransom	$-		$-	$-	n/a	$-

Note:
Assumes the Company's election to subject the executive officer to the non-competition, confidentiality and non-solicitation provisions provided for in the employment agreements.

(1)
In analyzing the “golden parachute” tax rules (assuming that such rules are potentially applicable here), we have taken the position for purposes of completing the table that, in connection with the post-termination non-competition covenants in the employment agreements with each of the persons set forth in the table, excess parachute payments should be reduced by an amount equal to one times certain annual compensation, which is the amount payable by us to the executive if we determine to enforce such covenants.

(2)	The maximum bonus payable to Messrs. Spencer and Handy includes Long Term Incentive Plan equity grants of $750,000 and $150,000, respectively. All other amounts reflect cash.
(3)	The amount includes the payment on behalf of Mr. Cogdell for office and secretarial services pursuant to the terms of our employment agreement with Mr. Cogdell.
(4)
The cost of the medical and dental insurance is based on the cost paid by us for health insurance for a family with dependent children. The actual amount will vary based on the cost of health insurance at the time of termination, whether the individual is single or married and whether the individual has dependent children.

(5)
The Board awarded approximately $2,500,000 of LTIP units in recognition of the role played by certain employees in the acquisition of Erdman.  The awards were as follows:  Mr. Spencer, $1,000,000; Mr. Cogdell, $375,000; and Mr. Handy, $650,000.  The aggregate number of LTIP units awarded was 156,739, which was calculated using $15.95 per LTIP unit, the price per share paid in connection with the Company’s private offering in January 2008.  Of the total number of LTIP units granted, 20% vested on March 31, 2008 (the effective date of issuance) and the remaining 80% will vest if and when the Company achieves certain performance standards as provided in the awards.  Effective December 31, 2008, additional LTIP units vested as the result of achieving certain performance standards as provided in the awards.  The additional vesting was as follows using $15.95 per LTIP unit:  Mr. Cogdell, $8,485 (532 LTIP units); Mr. Spencer, $22,633 (1,419 LTIP units); and Mr. Handy, $14,148 (887 LTIP units).  Amounts presented relate to the accelerated vesting of unvested equity compensation assuming a per unit value of $5.66 which was the price per share of the Company's common stock on December 31, 2009, the effective date of this calculation.

(6)
Under the employment agreements for all the named executive officers, if any payments constitute “excess parachute payments” under Section 280G of the Code such that the executive officer incurs an excise tax under Section 4999 of the Code, we will provide an “excise tax gross-up” payment in an amount such that the executive officer would receive the same amount of severance had the excise tax not applied. The cost of the excise tax gross-up is an estimate based on a number of assumptions including: (i) the Company is subject to a change of control on December 31, 2009, (ii) all of the named executive officers are terminated on December 31, 2009 without cause following that change of control, and (iii) all the named executive officers receive cash incentive compensation for 2009 using the target percentage for each executive officer. Gross-up payments are being included for informational purposes only. We have not yet confirmed whether gross-up payments would be required in the event of a termination of any or all of the persons set forth in the table. There may be both factual and legal bases for concluding that underlying “golden parachute” taxes, and therefore gross-up payments, should not be payable.

Indemnification Agreements

We have entered into indemnification agreements with each of our named executive officers and directors. These indemnification agreements provide that:

•
If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in our right, by reason of the director’s or executive officer’s status as a director, executive officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•
If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in our right to procure a judgment in our favor by reason of the director’s or executive officer’s status as a director, executive officer or employee of the company, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•
the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•
the director or executive officer actually received an improper personal benefit in money, property or other services; provided, however, that we will have no obligation to indemnify the director or executive officer for any expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of one of our directors or executive officers to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•
the court determines that the director or executive officer is entitled to indemnification under the applicable section of the Maryland General Corporate Law (the “MGCL”), in which case the director or executive officer shall be entitled to recover from us the expenses of securing indemnification; or

•
the court determines that the director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL; provided, however, that any indemnification obligations to the director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in our right or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•
Without limiting any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of the director’s or executive officer’s status as our director, executive officer or employee, and the director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify the director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•
We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

Accounting Fees and Services

The following table presents aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2008 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

Accounting Fees and Services

Type of Fees	2009	2008
Audit Fees
Audit of our annual financial statements and internal control over
financial reporting and the review of the financial statement included in our Quarterly Reports on Forms 10-Q including the audit of MEA Holdings, Inc. financials	$858,736	$997,097
Comfort letters, consents and assistance with documents filed with the SEC	127,764	170,584
Accounting consultation for MEA Holdings, Inc.	-	66,178
Subtotal	986,500	1,233,859
Audit-Related Fees	-	-
Tax Fees
Tax Compliance	-	31,544
Tax consultation and tax planning advice in connection with acquisitions, entity
structuring and REIT compliance	-	14,666
Tax compliance for MEA Holdings, Inc.	-	39,311
Tax consulting for MEA Holdings, Inc.	-	36,042
Subtotal	-	121,563
All Other Fees	-	-
Total	986,500	1,355,422

Audit Committee Pre-Approval of Services by the Independent Auditor

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Audit Committee reviews and pre-approves any engagement of our independent registered public accounting firm to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if applicable, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the Chairman of the Audit Committee, Mr. Georgius, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Georgius reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. For 2009, the audit committee pre-approved 100% of the services for which fees were incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock, as of March 12, 2010, for: (1) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, (2) each of our directors and nominees for director, (3) each of our named executive officers who is not a director and (4) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of Common Stock set forth opposite their respective names. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated below, the business address of the stockholders listed below is the address of our principal executive office, 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670.
Beneficial Owners
Name of Beneficial Owner	Number of Shares and Units Beneficially Owned (1)	Percent of All Shares (2)	Percent of All Shares and Units (3)

Deutsche Bank AG (4)	5,744,062	13.43%	11.39%
The Bank of New York Mellon Corporation (5)	2,704,210	6.32%	5.36%
High Rise Capital Management LP (6)	2,549,800	5.96%	5.05%

Directors
James W. Cogdell (7)	2,291,591	5.36%	4.54%
Frank C. Spencer (8)(9)	597,452	1.40%	1.18%
John R. Georgius (10)	95,685	*	*
Richard B. Jennings (11)	32,375	*	*
Christopher E. Lee (12)	21,185	*	*
David J. Lubar (13)	1,923,878	4.50%	3.81%
Richard C. Neugent (14)	25,770	*	*
Scott A. Ransom (15)	316,064	*	*
Randolph D. Smoak (16)	25,532	*	*

Nondirector Named Executive Officers
Charles M. Handy (17)	134,026	*	*
Directors and Executive Officers as a Group (10 persons)	5,463,558	12.78%	10.83%

*Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)
Assumes a total of 42,763,497 shares of our Common Stock are outstanding. In addition, amounts listed for each individual assume that all units, including vested LTIP units, beneficially owned by such individual are exchanged for shares of our Common Stock, and amounts for all directors and officers as a group assume all vested LTIP units held by them are exchanged for shares of our Common Stock, but none of the units held by other persons are exchanged for shares of our Common Stock.

(3)
Assumes a total of 50,565,078 shares of our Common Stock and units in our operating partnership (“OP units”), including vested and unvested LTIP units, outstanding as of March 12, 2010, which is comprised of 42,763,497 shares of Common Stock, 7,413,633 OP units which may be exchanged for cash or, at our option, shares of our Common Stock, 268,487 vested LTIP units and 119,461 unvested LTIP units.

(4)
Information is based on a Schedule 13G/A filed with the SEC by Deutsche Bank AG. Deutsche Bank AG has sole voting power and sole dispositive power over 5,744,062 of these shares. RREEF America, L.L.C., a subsidiary of Deutsche Bank AG, has sole voting power and sole dispositive power over 5,383,662 of these shares. Deutsche Investment Management Americas, a subsidiary of Deutsche Bank AG, has sole voting power and sole dispositive power over 204,400 of these shares. Deutsche Asset management Australia Ltd has sole voting and sole dispositive power over 141,550 of these shares.  DWS Investments S.A., Luxembourg, a subsidiary of Deutsche Bank AG, has sole voting power and sole dispositive power over 14,450 of these shares. The address for Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(5)
Information is based on a Schedule 13G filed with the SEC by The Bank of New York Mellon Corporation.  The Bank of New York Mellon Corporation has sole voting power of 2,637,208 of these shares and sole dispositive power of 2,613,270 of these shares.  The shares are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation:  The Bank of New York Mellon; BNY Mellon National Association; the Boston Company Asset Management LLC; the Dreyfus Corporation (parent holding company of MBSC Securities Corporation); Mellon Capital Management Corporation; Urdang Securities Management, Inc.; Urdang Capital Management, Inc.  The address for The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.

(6)
Information is based on a Schedule 13G filed with the SEC by High Rise Capital Management LP.  Cedar Bridge Realty Fund, L.P. directly owns and has shared voting power and sole dispositive power over 1,502,800 of these shares.  Cedar Bridge Institutional Fund, L.P. directly owns and has shared voting power and sole dispositive power over 1,047,000 of these shares.  High Rise Capital Advisors, L.L.C. is the sole managing member of Bridge Realty Advisors, LLC and has shared voting power and shared dispositive power over 2,549,800 of these shares.  Bridge Realty Advisors, LLC is the general partner to Cedar Bridge Realty Fund, L.P. and has shared voting power and shared dispositive power over 2,549,800 of these shares.  David O'Connor and Charles Fitzgerald serve as senior managing member and managing member of High Rise Capital Advisors, L.L.C., respectively, and have shared voting power and shared dispositive power over 2,549,800 of these shares.  The address for High Rise Capital Management LP is 535 Madison Avenue, New York, New York 10022.

(7)
James W. Cogdell is the Chairman of our Board. This amount includes 1,348,203 shares of Common Stock, 918,473 OP units, 6,193 fully vested LTIP units and 18,722 unvested LTIP units. Mr. Cogdell has pledged approximately 1,342,000 shares of his Common Stock in connection with a personal line of credit.

(8)	Frank C. Spencer is our Chief Executive Officer. This amount includes 237,328 shares of Common Stock, 247,817 OP units, 63,569 fully vested LTIP units and 48,738 unvested LTIP units.
(9)	Frank C. Spencer is co-trustee of James W. Cogdell’s estate and would thus assume voting power of the shares of Mr. Cogdell’s estate in the event of Mr. Cogdell’s death.
(10)	This amount includes 9,581 restricted shares of our Common stock, 3,135 OP units and 6,569 fully vested LTIP units.
(11)	This amount includes 19,185 restricted shares of our Common stock.
(12)	This amount includes 2,500 restricted shares of our Common stock, 3,135 OP units and 13,550 fully vested LTIP units.
(13)
David J. Lubar owns these OP units indirectly through Lubar Capital L.L.C.  Mr. Lubar is the President and a Director of Lubar & Co. which is the manager of Lubar Capital L.L.C. and holds a pecuniary interest therein. Mr. Lubar disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.  This amount includes 6,981 restricted shares of our Common stock and 6,569 fully vested LTIP units.

(14)	This amount includes 12,616 restricted shares of our Common stock and 6,569 fully vested LTIP units.
(15)
Scott A. Ransom is the President and Chief Executive Officer of Erdman Company, a taxable REIT subsidiary of our operating partnership.  This amount includes 5,900 shares of our Common stock, 287,450 OP units and 22,714 fully vested LTIP units.

(16)	This amount includes 8,982 OP units and 16,050 restricted shares of our Common stock.
(17)
Charles M. Handy is our Chief Financial Officer, Senior Vice President and Secretary. This amount includes 1,600 shares of Common Stock, 80,382 OP units, 21,583 fully vested LTIP units and 30,461 unvested LTIP units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005, our Board formally adopted a written policy with respect to transactions involving “related parties.” Pursuant to this policy, all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members) or stockholders owning 5% or more of our outstanding stock) shall be subject to approval or ratification:

Pursuant to Maryland law, a contract or other transactions between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•
the material facts relating to the common directorship or interest and as to the transaction must be disclosed to our Board or a committee of our Board, and our Board or committee must authorize, approve or ratify the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the material facts relating to the common directorship or interest and as to the transaction must be disclosed to our stockholders entitled to vote thereon, and the transaction must be authorized, approved or ratified by a majority of the votes cast by our stockholders entitled to vote (other than the votes of shares owned of record or beneficially by the interested director); or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Our policy requires that all contracts and transactions between us and any related parties must be approved by the affirmative vote of a majority of our disinterested directors. Where appropriate, in the judgment of our disinterested directors, our Board may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated stockholders, although our Board will have no obligation to do so.

OTHER MATTERS

Stockholder Proposals and Nominations for the Board

Under SEC rules, proposals from our eligible stockholders for presentation for action at the 2011 annual meeting of stockholders must be received by us no later than November 25, 2010 in order to be considered for inclusion in the proxy statement and proxy card for that annual meeting. Any such proposals, as well as any questions relating thereto, should be directed to our Secretary at our principal executive offices.

Under our current Bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business. For annual meetings the notice must include the required information and be delivered to our Secretary at our principal executive offices not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.

If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder’s notice as described above.

The stockholder’s notice shall set forth the following, as applicable:

(1) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any of our shares of stock that are beneficially owned by such individual, (c) the date such shares were acquired and the investment intent of such acquisition, and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) individually or in the aggregate, (including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom);

(3) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all of our shares of stock which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

(4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) above, the name and address of such stockholder, as they appear on our stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

(5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

The Board and our management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time. In addition, if a quorum is not present or represented at the Annual Meeting, the Chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting to a date not more than 120 days after the original Record Date without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

Sincerely,

FRANK C. SPENCER
Chief Executive Officer

                          Annex A

COGDELL SPENCER INC.

2010 LONG TERM INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

                                                                                                                                                                                                                        Page

1.	DEFINITIONS	1

2.	EFFECTIVE DATE AND TERMINATION OF PLAN	5

3.	ADMINISTRATION OF PLAN	5

4.	SHARES AND UNITS SUBJECT TO THE PLAN	6

5.	PROVISIONS APPLICABLE TO STOCK OPTIONS	7

6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK	11

7.	PROVISIONS APPLICABLE TO PHANTOM SHARES	13

8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS	16

9.	OTHER EQUITY-BASED AWARDS	17

10.	PERFORMANCE GOALS.	17

11.	TAX WITHHOLDING	17

12.	REGULATIONS AND APPROVALS	18

13.	INTERPRETATION AND AMENDMENTS; OTHER RULES	19

14.	CHANGES IN CAPITAL STRUCTURE	19

15.	MISCELLANEOUS	20

16.           EXHIBIT A                                                                                                                                                                                                                                                                                                                                                                                                         24

COGDELL SPENCER INC.

2010 LONG TERM INCENTIVE COMPENSATION PLAN

Cogdell Spencer Inc., a Maryland corporation, wishes to attract employees, Directors and consultants to the Company and its Subsidiaries and induce employees, Directors and consultants to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries or other affiliates.  In furtherance thereof, the Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan is designed to provide equity-based incentives to employees, Directors and consultants of the Company and its Subsidiaries.  Awards under the Plan may be made to selected employees, Directors and consultants of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other forms of equity-based compensation.

1.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Articles of Amendment and Restatement” means the Amended and Restated Cogdell Spencer Inc. Articles of Incorporation.

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee as provided in Section 3.

“Beneficial Ownership” means ownership of Capital Stock by a Person who is or would be stated as an owner of such Capital Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code.  The terms “Beneficially Own” and “Beneficially Owns” shall have the correlative meanings.

“Board” means the Board of Directors of the Company.

“Capital Stock” means the Common Stock and preferred stock that may be issued pursuant to Article V of the Articles of Amendment and Restatement.

“Capital Stock Ownership Limit” means 7.75% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Stock of the Company, excluding any such outstanding Capital Stock which is not treated as stock for federal income tax purposes.  The number and value of shares of outstanding Capital Stock of the Company shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, misappropriation or embezzlement, (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates, or (vi) any illegal act detrimental to the Company or its Subsidiaries or its affiliates; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

 “Change in Control” means, unless otherwise provided in an Award Agreement, the happening of any of the following:

(i)
any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering of the Common Stock under the Securities Act; or

(ii)
any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii)
there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)
the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee appointed by the Board under Section 3.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

“Common Stock Ownership Limit” means 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock.  The number and value of shares of outstanding Common Stock shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“Company” means the Cogdell Spencer Inc., a Maryland corporation.

“Constructive Ownership” means ownership of any Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318 of the Code, modified by Section 856(d)(5) of the Code.  The terms “Constructively Own” and “Constructively Owns” shall have the correlative meanings.

“Director” means a non-employee director of the Company or its Subsidiaries.

“Disability” means the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or, in the absence of such a plan, unless otherwise provided by the Committee in the Participant’s Employment Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.  Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Effective Date” means February 24, 2010.

“Excepted Holder” means any shareholder of the Company for whom an Excepted Holder Ownership Limit is created by the Articles of Amendment and Restatement or by the Board.

“Excepted Holder Ownership Limit” means, with respect to any Excepted Holder, the percentage limit established by the Board pursuant to the Articles of Amendment and Restatement, or as other wise established by the Board in its discretion, subject in all cases to the requirements, limitations and adjustment provisions set forth in the Articles of Amendment and Restatement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.  Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the shares of Common Stock determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grantee” means an employee, Director or consultant granted Restricted Stock, Phantom Shares or Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9 hereunder.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“IPO” means the initial public offering of the Company’s Common Stock.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an employee or Director of, or consultant to, the Company to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Partnership Units” means any OP Units, Preferred Units, Junior Units or any other fractional share of the Partnership Interests as defined in, and authorized pursuant to, the Agreement of Limited Partnership of Cogdell Spencer LP, as amended from time to time, by and among its general partner, CS Business Trust I, a Maryland business trust, and its limited partner, CS Business Trust II, a Maryland business trust.

“Performance Goals” have the meaning set forth in Section 10.

“Performance Period” means any period designated by the Committee for which the Performance Criteria (as defined in Exhibit A) shall be calculated; provided however, that Performance Period shall be the five-year period commencing on the Effective Date unless otherwise designated by the Committee.

“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Capital Stock provided that the ownership of such shares of Capital Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value in accordance with Section 7.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share of Common Stock or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant (which base value may not be less than the Fair Market Value of the underlying Shares at the date of grant).

“Plan” means the Company’s 2010 Long Term Incentive Compensation Plan, as set forth herein and as the same may from time to time be amended.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restricted Stock” means an award of Shares that are subject to restrictions in accordance with Section 6 hereunder.

“Retirement” means the Termination of Service of a Participant with the Company under circumstances which would entitle an employee of the Company to an immediate pension under one of the Company’s approved retirement plans, or, in the absence of such a plan, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company or any Subsidiaries or affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company), partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company, its Subsidiaries and, as applicable, affiliates.  Cessation of service as an officer, or employee, Director and consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities.  With respect to any Award subject to Section 409A of the Code, Termination of Service shall be a "separation from service" as interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is February 24, 2010; provided, however, that the Plan shall not become effective unless and until it is approved by the requisite percentage of the shareholders of the Company.  The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.

(a)      The Plan shall be administered by the Committee appointed by the Board.  The Committee shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board.  If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)      Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to employees, Directors and consultants of the Company and its Subsidiaries; and (ii) determine the eligibility of an employee, Director or consultant to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the employee, Director or consultant, the nature and value to the Company of the employee’s, Director’s or consultant’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries or affiliates and such other factors as the Committee may deem relevant.

(c)      The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee.  In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any Subsidiary or affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law.  The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4.	SHARES AND UNITS SUBJECT TO THE PLAN.

4.1	In General.

(a)      Subject to Section 4.2, and subject to adjustments as provided in Section 14, the total number of Shares subject to Options or other equity-based Awards granted under the Plan, Shares of Restricted Stock and Phantom Shares granted under the Plan, in the aggregate, may not exceed 1,512,000 shares.  Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares.  Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards under Section 9 but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b)      Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a).  If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above, the underlying Shares may again be made the subject of Awards under the Plan.

(c)      The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.2	Options.

Subject to adjustments pursuant to Section 14, and subject to the last sentence of Section 4.1(a), Incentive Stock Options with respect to an aggregate of no more than 1,512,000.  Shares may be granted under the Plan.  Subject to adjustments pursuant to Section 14, in no event may any Optionee receive Options for more than 1,512,000 Shares in any one year.

4.3	Participation Limitation

(a)      Limitation of Ownership.  No Award shall be issued under the Plan to any person who assuming exercise of all options and payment of all awards held by such person, would Beneficially or Constructively Own Capital Stock of the Company in excess of the Common Stock Ownership Limit or the Capital Stock Ownership Limit, unless the foregoing restriction is expressly and specifically waived by action of the independent Directors of the Board; provided, however, that an Excepted Holder would be permitted to Beneficially or Constructively Own Shares in excess of such limits provided that such Shares are not in excess of the Excepted Holder Ownership Limit for such Excepted Holder.

(b)      No award shall be issued under the Plan to any person who after such Award would Beneficially or Constructively Own Shares in the Company that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through its Subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1	Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those employees, Directors or consultants of the Company and its Subsidiaries to whom Options are to be granted and the number of Shares to be optioned to each employee, Director or consultant; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2	Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time.  Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option.  The Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3	Period of Option and Vesting.

(a)      Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain more than 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant).  The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b)      Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.  Unless otherwise determined by the Committee at the time of grant, such stock options shall vest ratably, in annual installments, over a four-year period beginning on the date of grant.  Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination.  Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee.  Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4	Exercisability Upon and After Termination of Optionee.

(a)      Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause or other than by reason of death, Retirement or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b)      Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death, Retirement or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c)      Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company, a Subsidiary or affiliate for Cause the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith (whether or not the Options were exercisable previously).

5.5	Exercise of Options.

(a)      Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b)      Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6	Payment.

(a)      The aggregate Option Price shall be paid in full upon the exercise of the Option.  Payment must be made by one of the following methods:

(i)           a certified or bank cashier’s check;

(ii)           subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii)           if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv)           other than as prohibited under Section 13(k) of the Exchange Act, if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v)           by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)      Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)      The Committee shall provide in the Award Agreement the extent (if any) to which an Option may be exercised with respect to any fractional Share, including whether any fractional Shares resulting from an Optionee’s exercise may be paid in cash.

5.7	Stock Appreciation Rights.

The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) also permit the Optionee to elect to receive upon the exercise of an Option a combination of Shares and cash, or, in the discretion of the Committee, either Shares or cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

5.8	Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (as may be prescribed by the Committee) to the Company specifying the number of Shares to be purchased.  Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9	Nontransferability of Option.

Except if otherwise provided in the applicable Award Agreement, each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable.

5.10	Certain Incentive Stock Option Provisions.

(a)           In no event may an Incentive Stock Option be granted other than to employees of the Company or a “subsidiary corporation” (as defined in Section 424(f) of the Code) or a “parent corporation” (as defined in Section 424(e) of the Code) with respect to the Company.  The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.  To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b)           If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c)           Notwithstanding Section 5.2, the Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted.  In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1	Grant of Restricted Stock.

(a)      In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee.  Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)      Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to employees, Directors and consultants of the Company and its Subsidiaries; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable performance goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2	Certificates.

(a)      In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee.  Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COGDELL SPENCER INC. 2010 LONG TERM INCENTIVE COMPENSATION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND COGDELL SPENCER INC.  COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF COGDELL SPENCER INC. AT 4401 BARCLAY DOWNS DRIVE, SUITE 300, CHARLOTTE, NC 28209-4670.

(b)      The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock award, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Restricted Stock Award.  If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall be so delivered or shall be discarded).

6.3	Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)           Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares of Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the Award Agreements and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares of Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares of Restricted Stock shall only lapse as to whole Shares.

(ii)           Except as provided in the foregoing clause (i), below in this clause (ii), in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and, except as provided below, the right to receive any cash dividends.  The Committee may provide in the Award Agreement that cash dividends on such Shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited), or alternatively may provide for other treatment of such dividends (including without limitation the crediting of Phantom Shares in respect of dividends or other deferral provisions).  Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)           Unless otherwise provided in an applicable employment agreement or Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service by the Company or its Subsidiaries (or, if applicable, its affiliates) for Cause, or if the Grantee terminates his or her employment without Good Reason (as defined in the applicable employment agreement) or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, if any, equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)           Unless otherwise provided in an applicable employment agreement or Award Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company or its Subsidiaries for any reason other than Cause, or if the Grantee terminates his or her employment with Good Reason (as defined in the applicable employment agreement), or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

7.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1	Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to employees, Directors and consultants of the Company and its Subsidiaries and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2	Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3	Vesting.

Phantom Shares shall vest as provided in the applicable Award Agreement.

7.4	Settlement of Phantom Shares.

(a)      Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b)      Each Phantom Share shall be settled with a single-sum payment or distribution by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years.

(c)  (i)           Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service; provided, however, that a Grantee may elect, if permitted by and in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under such procedures.  All initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code.  In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii)      Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii)                 Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)      Notwithstanding the other provisions of this Section 7, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)      Notwithstanding any other provision of the Plan, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency” means an event that would cause a severe financial hardship to the Grantee resulting from (x) a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, (y) loss of the Grantee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (z) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)           through reimbursement or compensation by insurance or otherwise,

(ii)           by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)           by future cessation of the making of additional deferrals under Section 7.4(b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5	Other Phantom Share Provisions.

(a)      Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)      A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)      The Committee may, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d)      Phantom Shares (including for purposes of this Section 7.5(d) any accounts established to facilitate the implementation of Section 7.4(c)), are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan.  Each Grantee’s right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided.  The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

(e)      Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(f)      No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6	Claims Procedures.

(a)      To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for benefits with respect to Phantom Shares under the Plan by written communication to the Committee or its designee.  A claim is not considered filed until such communication is actually received.  Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i)           approve the claim and take appropriate steps for satisfaction of the claim; or

(ii)           if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b)      The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.  Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1	Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to employees, Directors and consultants of the Company and its Subsidiaries based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.  If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2	Certain Terms.

(a)      The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b)      Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an employee, Director or consultant.

(c)      Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

(d)      The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3	Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants.  For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4	Deferral.

The Committee may establish a program or programs (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred.  In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.	OTHER EQUITY-BASED AWARDS.

The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of Partnership Units based upon certain conditions and the grant of stock appreciation rights and (ii) to grant interests (which may be expressed as units or otherwise) in Cogdell Spencer LP.

10.	PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied.  The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.  The Performance Goals shall be established in a timely fashion such that they are considered pre-established for purposes of the rules governing performance-based compensation under Section 162(m) of the Code.  Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied.  Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11.	TAX WITHHOLDING.

11.1	In General.

The Company, or a properly designated paying agent, shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law.  Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2	Share Withholding.

(a)      Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes.  In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)      Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c)      Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3	Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

12.	REGULATIONS AND APPROVALS.

(a)      The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)      The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)      Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d)      In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)      Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.	INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights or other equity-based Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons.  Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.  No action which is otherwise permitted under or in connection with the Plan shall be prohibited hereunder merely because it constitutes a repricing of an Award, and, in furtherance of the foregoing, the Committee is expressly authorized and empowered, without limitation, to effect repricings that are consistent with the terms of the Plan.  Notwithstanding the foregoing, no repricing of an Award shall be permitted.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

14.	CHANGES IN CAPITAL STRUCTURE.

(a)      If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x)           the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, and the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y)           the Committee shall take any such action as in its discretion shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under the Plan), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan, as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b)      Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c)      If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3 may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d)      If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e)      The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.	MISCELLANEOUS.

15.1	No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

15.2	No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust or any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

15.3	Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.3.

15.4	Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

15.5	Compliance with Section 409A of the Code.

(a)           Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)           With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Participant is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).

(c)           To the extent compliance with Section 409A of the Code is intended, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, consistent with the requirements of Section 409A of the Code or any exemption thereto.

(d)           The Company makes no representation or warranty and shall have no liability to any Participant or any other person if any provisions of this Plan or any Award Agreement issued pursuant hereto are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

15.6	Captions.

The use of captions in this Plan is for convenience.  The captions are not intended to provide substantive rights.

15.7	Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW.

15.8	Gender Neutral

Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee.  Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any participating company or any division or operating unit thereof:

(i)           pre-tax income,

(ii)           after-tax income,

(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv)	operating income,

(v)	cash flow,

(vi)	earnings per share,

(vii)	return on equity,

(viii)	return on invested capital or assets,

(ix)	cash and/or funds available for distribution,

(x)	appreciation in the fair market value of the Common Stock,

(xi)	return on investment,

(xii)
shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).

(xiii)	net earnings growth,

(xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv)	related return ratios,

(xvi)	increase in revenues,

(xvii)	net earnings,

(xviii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix)	number of securities sold,

(xx)
earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi)
total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxii)	the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return,

(xxiii)	funds from operations, and

(xxiv)
funds from operations modified, which adds back to the traditional definition of “funds from operations” a non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

# Cogdell Spencer Inc.

**VOTE BY INTERNET OR MAIL**
**QUICK ★★★ EASY ★★★ IMMEDIATE**

As a stockholder of Cogdell Spencer Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 3, 2010.

***Vote Your Proxy on the Internet:***

**Go to www.cstproxy.com/cogdellspencer/2010**
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**OR**

***Vote Your Proxy by mail:***

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY**

**▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND A VOTE "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this **X**

**NOMINEES:**
01. James W. Cogdell ☐
02. Frank C. Spencer ☐
03. John R. Georgius ☐
04. Richard B. Jennings ☐
05. Christopher E. Lee ☐
06. Richard C. Neugent ☐
07. Randolph D. Smoak, Jr. M.D. ☐
08. David J. Lubar ☐
09. Scott A. Ransom ☐

| FOR ALL NOMINEES | WITHHOLD AUTHORITY FOR ALL NOMINEES | FOR ALL NOMINEES EXCEPT (See instructions below) |
|---|---|---|
| ☐ | ☐ | ☐ |

**INSTRUCTION:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL NOMINEES EXCEPT"** and fill in the box next to each nominee you wish to withhold.

To change the address on your account, please check the box at right, cross out and make change on the left. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE** ☒

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

**Signature** ____________ **Signature** ____________ **Date** ________, **2010**

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 4, 2010**

**This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/cogdellspencer/2010**

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

# COGDELL SPENCER INC.

**ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2010**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned stockholder of Cogdell Spencer Inc., a Maryland corporation (the "Company"), hereby appoints Frank C. Spencer and Charles M. Handy as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at Company headquarters located at 4401 Barclay Downs Drive, Suite 300, Charlotte, NC 28209-4670, on Tuesday, May 4, 2010, 9:00 a.m., local time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and our Annual Report to Stockholders for the year ending December 31, 2009 and revokes any proxy heretofore given with respect to such meeting.

**The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director, "FOR" proposal 2 and "FOR" proposal 3. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournments or postponements thereof.**

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**